Lease Agreement for




                              eAUTOCLAIMS.COM, INC.








                                    Location:
                              110 East Douglas Road
                             Oldsmar, Florida 34677

















                              Property Managed by:

                                Robert L. Vollmer
        1930 Saddle Hill Road Southo Dunedin Florida 34698o (727)784-1933

                                      LEASE

THIS LEASE made and entered into this _____ day of ____, 2001 by and between Robert L. Vollmer, as Trustee of the Octavia S. Vollmer Family Trust, hereinafter referred to as "Lessor", and eAutoClaims.com, Inc., a Nevada corporation, hereinafter referred to as "Lessee".

                                WITNESSETH THAT;

For and in consideration of the mutual promises and covenants hereinafter contained, parties have agreed and do hereby enter into a lease upon the following terms and conditions.

1.       Premises

         1.1 The Lessor/Seller is the owner of that certain parcel of land comprising approximately 3.87 acres, the legal description for which is attached hereto and by reference made a part hereof as Exhibit A. The subject matter of this lease is the west 30,000 square feet of the building located thereon also known as 110 East Douglas Road, Oldsmar, Florida 34677 (the "Premises"). Exhibit "B" is a drawing of the building which identifies the west 30,000 square feet, which is the Premises to be occupied by Lessee. Lessor represents the building in which the Premises is located is legally divisible and that the division of the building in which the Premises is located will not adversely affect Lessee's quiet use and enjoyment of the Premises as it relates to Lessee's business and operations.

         1.2 Lessee is granted a right of first refusal to lease part of all of the remaining space located in the building which contains the Premises (the "Remaining Space"). Lessee acknowledges the Remaining Space is currently subject to a lease and that this right of first refusal shall not apply to the existing lease or any extension thereof. The Remaining Space is identified in the drawing set forth on Exhibit "B". In the event Lessor has located a bona fide tenant for all or part of the Remaining Space the Lessee will be given the opportunity to lease the Remaining Space first, and will, upon written notification by Lessor, notify Lessor within thirty (30) days of its intent to lease the remaining space on the same terms and conditions asset forth in a lease term sheet. Lessor's notice will include at a minimum a lease term sheet executed by the proposed tenant and Lessor substantially in the form of Exhibit "C". Should Lessee decide not to rent the Remaining Space, the Lessor shall be free to lease the Remaining Space to a bona fide tenant. If any lease with a bona fide tenant fails to close, Lessee will again be granted a right of first refusal.

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2.       Term of Lease

         2.1 Term. This Lease shall be for an initial term of five (5) years. It shall commence on November 1, 2001 and expire on October 31, 2006 ("Expiration Date") unless extended or changed according to Paragraph 2.3.

         2.2 Lessee and its employees, agents and representatives shall have access to the property beginning September 1, 2001. Lessee will be responsible for any and all utility costs associated with their access to the property.

         2.3 Renewal Option. Subsequent to the expiration of the initial 5 year term hereof, and provided Lessee shall not be in default hereunder, Lessee shall have the option to renew this Lease for two (2) additional or one (1)year periods ("Extended Terms") at the then lease rate subject to the three percent (3%) rent escalation clause set forth in Section 4.3, except that there shall be no option to extend this Lease beyond the Extended Terms. Lessee's options set forth in this Paragraph shall be exercised, if at all, by written notice to Lessor given at least thirty (30) days prior to the expiration of the Initial Term of this lease or the initial one (1) year extended term.

         2.4 Lessee shall have the option to terminate this Lease on 12/01/04 by giving Lessor 120 days prior written notice together with the payment of a penalty of $30,000. Exercise of the purchase option in Section 18 shall not trigger this penalty.

3.       Use of the Premises

         3.1 The Premises are being leased to the Lessee for the primary purpose of operating general offices. Lessee shall have the additional right to use the Premises during the term hereof for other lawful purposes reasonably similar to the aforesaid operations.

         3.2 Lessee shall, at its sole expense observe and comply during the term with all municipal, state and federal laws, ordinances, statutes and regulations in force regulating the use of the premises.

         3.3 Lessee shall have access to 160 parking spaces located closest to the Premises and this number shall increase proportionally with the amount of space leased, up to the number of total spaces on the property. This assumes a total of 200 spaces and 62,000 square feet of total leasable space. Further, if Lessee alters their portion of the building, site, or parking rules for its employees and this increases parking spaces, all of the increase would inure to Lessee's parking allocation. In no event may Lessor, any other tenant or Lessee impede access, ingress or egress for any of the building's other occupants or Lessee.

         3.4 Lessee shall at all times keep the premises in good order, condition and repair, except for structural portions of the premises, which (together with exterior portions of the building, its foundation, outer walls, varied conduits, roof, windows, doors, plate glass, the parking lot surfaces and lawn) shall be maintained by Lessor. If Lessor is required to make repairs to structural or exterior portions of the premises by reason of Lessee's negligent acts or omissions to act, the cost of such repair shall be deemed additional rent payable by Lessee upon demand. If Lessor fails to commence and proceed with reasonable diligence to complete its obligations to maintain the Premises as described in the first sentence of this Section 3.4, which includes exterior portions of the building, its roof, foundation, outer walls, varied conduits, the parking lot surfaces, windows, doors, plate glass and lawn, Lessee may after ten (10) days written notice to Lessor, perform such obligations on Lessor's behalf and deduct the cost of performing such obligations from the next rental payment coming due.

         3.5 Lessee shall, at its sole expense during the term hereof, expeditiously repair, maintain and keep the premises in good and clean condition including plumbing, mechanical and HVAC systems, so that the premises shall be, at the termination of this lease, in such condition. Lessee will accept responsibility for HVAC subject to Lessee's review of dated purchase and warranty agreements.

         3.6 Interior works of construction, improvement or alteration which are non-structural in nature (i.e. which do not materially and detrimentally affect the structural integrity of structures on the premises) may be commenced by Lessee without the prior written consent thereto of Lessor. Works of construction, improvement or alteration which are structural in nature may be commenced by Lessee only with Lessor's written consent, which consent Lessor agrees not to unreasonably or arbitrarily withhold. All such additions must be maintained as specified in 3.5 above.

         3.7 Each such work or repair, construction, improvement or alteration accomplished by Lessee shall be at its sole expense, and Lessee shall save and hold Lessor and the premises free of and harmless from any cost, charge, expense or lien arising from or on account of such work. This provision excludes Lessor's build out allowance obligations described in Section 3.8.

         3.8 Lessee agrees to complete the build out of the Premises substantially in accordance with the Preliminary Plans and Specifications in Exhibit "D" attached hereto and made an integral part of this Lease. No minor change from the Preliminary Plans and Specifications, which may be necessary during the preparation of the Premises for Lessee shall validate change or affect this Lease. Any material change to the Preliminary Plans and Specifications shall require the consent of Lessor.

                  All construction work and services will be provided by licensed Florida contractors and subcontractors. All plans must be approved by Lessor. Lessor will fund 65% of the construction costs associated with the initial build out, as such fees and costs are incurred up to $75,000 on a draw completion basis for the build out of the Premises. Furthermore, Lessor will be responsible, in addition to the $75,000 build out allowance, for any modification, change order or alterations required by any governmental unit that are not part of the Initial Plans and Specifications.

         3.9 Lessee will have a pro-rata share of allowable rights for signage based on Lessee's percentage of the building's square footage occupied by Lessee and Lessee's signage will be separate from any other building tenant. Lessee shall be responsible for the costs of any signs.

4.       Rent

         4.1 Lessee shall pay to Lessor in lawful money of the United States, without deduction or offset, at the address of Lessor hereinbefore indicated (or such other address of Lessor as Lessee shall be advised by Lessor) rent as set forth below:

         4.2 Lessee shall be required to pay applicable Florida Sales Tax in addition to any rent. Applicable state tax and the amount thereof to be as required and determined by the State of Florida.

         4.3 The rent shall be escalated three percent (3%) per year on the anniversary date of November 1st.

         4.4 For the months of November and December 2001, the rental rate will be reduced to $8,560 including applicable sales taxes.

         4.5 If the Lessee by reason of his use of the demised premises or for any reason whatsoever causes an increase in insurance rates, then the Lessee shall compensate the Lessor by paying additional rent equal to the increase in insurance cost. The increase in rent will be effective with the next rent payment.

         4.6 The following amounts must be paid in advance on the first day of each month that this Lease is in effect.

     YearSq. Ft.           Rental rate      Yearly       Monthly      Monthly
                                                                    w/Sales Tax
--------------------------------------------------------------------------------
1.                  30,000           $6.30  $189,000   $15,750.00   $16,852.50
2.                  30,000           $6.49  $194,670   $16,222.50   $17,358.08
3.                  30,000           $6.68  $200,541   $16,711.75   $17,881.75
4.                  30,000           $6.88  $206,012   $17,201.00   $18,405.07
5.                  30,000           $7.09  $212,592   $17,716.00   $18,956.12

         4.7 The sum of $23,560 representing a Security Deposit of $15,000 plus the November 2001 rent of $8,560 (including taxes) shall be paid upon execution of this Lease Agreement.

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

         4.8 In lieu of receiving cash rent for the months between December 1, 2001 through March 31, 2002 (4 months), Lessor agrees to accept $77,548 in value of eAutoclaims common stock valued at the date this Lease is executed. The number of shares to be received is based upon the average of the closing bid price of Lessee's common stock for the previous thirty (30) trading days as quoted on the OTC-BB. Lessee agrees to grant Lessor piggyback registration rights and covenants to include such shares in the next registration statement it files under cover of Form SB-2 pursuant to the Securities Act of 1933, as amended. Lessee agrees to send a letter of instructions to its transfer agent to issue Lessor these shares as expeditiously as possible within three (3) business days of executing this Lease. Lessor agrees to a lock-up provision that it shall sell no more than 8,000 shares in any month from and after the effective date of the subject registration statement.

         4.9 Lessor agrees to cooperate with Lessee to obtain the maximum benefits through Enterprise Florida, Inc. Any credits, abatements or tax relief received by Lessor relating to incentives provided by government agencies shall be immediately passed through to the Lessee in the form of rent abatement.

5.       Taxes

         5.1 Definition of "Real Property Taxes". As used herein, the term "real property taxes" shall include any form of tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance or income, estate, or similar taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises is a part, or against Lessor's right to rent or other income therefrom, or against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax" or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or
(iii) which is imposed as a result of a transfer, either partial or total, of Lessor's possessory interest in the Premises, or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. The term "real property tax" shall not include any income, estate or inheritance tax assessed against Lessor, documentary stamp tax imposed as a result of Lessor's transfer of the fee interest in the Premises, or any sales tax on rent or other payments due from Lessee hereunder.

         5.2 Payment of Taxes. Lessor shall pay the real property taxes, as defined in Section 5.1.

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


         5.3 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained on the Premises or elsewhere or on any leasehold improvements made to the Premises by Lessee, regardless of the validity thereof or whether title to such improvements shall be in the name of Lessee or Lessor. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's personal property within fifteen (15) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

6.       Utilities

         Lessee shall pay before delinquency all charges for water, gas, electricity, trash removal, pest control and other utilities supplied to the Premises leased to the Lessee during the term hereof. If such services are not separately metered as to the Premises, Lessee shall bear a reasonable portion proportioned to be determined by Lessor or all charges jointly metered with other Premises or occupants of the building.

7.       Personal Property Taxes

         Lessee shall pay at least ten (10) days prior to delinquency all personal property taxes imposed upon its personal property and improvements, if any, located upon the premises, or any part thereof, which property shall include without limitation all of Lessee's equipment, fixtures, supplies and the like which Lessee shall at anytime bring upon or maintain on the premises. Upon receipt of written request therefor, Lessee shall deliver to Lessor a receipt or other reasonable evidence of Lessee's payment of such personal property taxes.

8.       Lessee's Rights and Obligations at Expiration of Term

         8.1 At the end of the term of this lease or upon any default by Lessee hereunder resulting in a termination of this lease, as the case may be, all buildings and other improvements (other than trade fixtures) then situated on the premises shall (except as otherwise provided for in 8.2 below) be surrendered by Lessee to Lessor, free of the occupancy of any person or party, in the condition required under Paragraph 3.5 hereof.

         8.2 Lessee shall have the right to remove, at its sole cost and at any time within the term hereof, any property installed by Lessee during or prior to the term hereof. Lessee shall immediately upon such removal repair, at its sole cost, any damage caused to the premises by reason of such removal.

         8.3 If after termination of this lease, Lessee fails to remove, pursuant to the foregoing paragraph, any of Lessee's property, the same shall, at Lessor's option, be conclusively deemed to be abandoned by Lessee and shall belong to Lessor absolutely without claim or right on the part of Lessee. Any such property so abandoned by Lessee which Lessor elects not to retain on the premises shall be removed and disposed of by Lessor at Lessee's expense, which expense shall be payable to Lessor forthwith.

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

9.       Insurance

         9.1 The Lessor shall purchase and maintain in full force and effect throughout the term hereof, fire insurance policy plus extended coverage on physical loss and with broad form coverage as may from time to time be customary, on all buildings and other improvements excluding paving and foundations located on the demised premises, issued by insurance companies selected by Lessor and naming Lessor as the insured party. The premiums for said insurance shall be paid by Lessor.

         9.2 Lessee shall procure and keep in force during the term hereof, without expense to Lessor, $l,000,000 Umbrella insurance coverage in the name of Lessee (and naming Lessor as an additional insured) against any liability to the public resulting from any occurrence in or about the premises and any building or improvement thereon to indemnify against the claims of any person or persons for any damage, whether personal or property damage. True copies of said policies or certificates thereof showing the premiums thereon to have been paid) shall be delivered to Lessor promptly upon Lessor's request therefor. All such policies shall provide that they shall not be cancelable by the insurer without first giving at least ten (10) days' notice in writing to Lessor.

         9.3 Lessee shall be totally responsible for any and all insurance necessary or required for the property of Lessee moved into the premises and Lessor shall have no responsibility therefor.

         9.4 In the event that the premises are damaged by fire or other casualty to such an extent that the Lessee's access to the premises shall not be restricted for longer than sixty (60) days, the Lessor shall reconstruct the premises within said time. The rent shall be abated for the period the Lessee's access is restricted. The Lessee shall not be excused from the performance of its other obligations under this lease.

         9.5 In the event the premises are substantially damaged by fire or other casualty rendering the Premises untenable by the Lessee and the repairs thereof cannot be accomplished by the Lessor within sixty (60) days, then this Lease shall be terminated and Lessee shall have no further liability hereunder. The Lessor shall have no further responsibility or obligation to the Lessee except Lessor shall refund any prepayment of rents not used during the period of actual occupancy. Lessee shall have no obligation to pay rent during any portion of this sixty (60) day period that the Premises are untenable.

         9.6 In event of loss or damage to the building, the premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party, and, to the extent possible without additional cost, each party shall obtain, for each policy of insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of such insurance, and each party, to the extent permitted for itself and its insurers waives all such insured claims against the other party.

10.      Indemnification of Lessor/Lessee

         If Lessee fails to pay any charge or assessment required hereby to be paid by it, or to do any act required hereby to be done by it, Lessor may (but shall not be required to) pay said charge or assessment and do said act and the cost thereof to Lessor (including any attorneys' fees, court and all other costs incurred by Lessor), together with interest on such costs at the maximum rate then permitted by law, from the date of incurrence thereof, shall, upon delivery of notice thereof to Lessee, be immediately due and owing with the next following installment of rent and shall be treated in all respects as rent.

         Likewise, if Lessor fails to pay any charge, amount or assessment required to be paid hereunder, or otherwise breaches any representation, warranty or covenant or fails to do any acts required by Lessor hereunder, Lessee may (but shall not be required to) pay said charge or assessment and to do said act and the cost thereof to Lessee (including any attorneys fees, court and other costs incurred by Lessee), together with interest on such costs at the maximum rate then permitted by law, from the date of incurrent thereof, shall be an offset to future rental payments due under this Lease commencing with the next due lease payments.

11.      Assignment or Sub-Lease

         11.l Subject to the next sentence, Lessee shall not assign or sub-lease the premises or any portion thereof without the prior consent of Lessor, which will not be unreasonably withheld. However, the Right of First Refusal and Purchase Option in Sections 17 and 18 are assignable by Lessee (which include all purchase price credits) without Lessor's consent.

12.      DEFAULTS; REMEDIES.
         ------------------

         Failure of the Lessee to pay the rent or any other sums of money due from the Lessee to Lessor within fifteen (15) days after the same shall be due, shall constitute a default hereof. In the event of a default, each of the Lessor and Lessee shall have all of those remedies allowed by the laws of the State of Florida for situations involving commercial leases.

         If Lessee has a bona fide dispute as to any payment, assessment or charge, which includes Lessee's rights to offset future lease payments granted hereunder, then such exercise of an offset right by Lessee shall not be considered a default under this Lease unless otherwise determined by a court of law.

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

13.      Condemnation

         If the Premises or building in which the Premises is located or any portion thereof is taken under the power of eminent domain, or sold under the threat of the exercise of said power (either of which is herein called "condemnation"), such that the normal operation of Lessee's business is materially impaired, then Lessee shall have the option to terminate this Lease by written notice to Lessor, as of the date the condemning authority takes title or possession, whichever first occurs. Lessor expressly agrees that Lessor shall have no claim against Lessee for the value of any unexpired portion of the term of this Lease, nor shall Lessee be entitled to any part of the condemnation award, except that Lessor shall have no interest in any separate award made to Lessee for loss of business, moving expenses or the taking of Lessee's trade fixtures or equipment. If Lessee does not exercise its option to terminate this Lease, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Premises, and Lessee shall have no other rights or remedies as a result of such condemnation. Lessor shall at its expense repair and restore the Premises following such condemnation, but shall have no obligation to expend funds in excess of proceeds received from such condemnation action.

14.      Right to Inspect and Repair

         Lessor may enter the premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the premises or the building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption to Lessee's business, however occurring. All such work shall be done so far as is practical in such a manner to avoid interference with Lessee's use of the Premises.

15.      Right to Show Premises

         Lessor may show the premises to prospective purchasers and mortgagees; and during the six (6) months prior to termination of this Lease, to prospective Lessees, during business hours on reasonable notice to Lessee.

16.      Late Charge

         Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of eight (8%) percent of any installment or rent or additional rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payment.

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


17.      Right of First Refusal.


         In the event that a prospective purchaser makes an offer to Lessor to purchase the building, Lessor shall promptly send written notice (the "Notice") to Lessee of the offer. The Notice shall outline the terms, conditions and price of the offer. Lessee, after Notice shall have the initial right of first refusal (but not the obligation) to purchase the real property and building upon the same terms, conditions and price as the offer. If Lessee elects not to purchase the building within fifteen (15) days after Notice, Lessor may sell the building to the prospective purchaser. This right of first refusal shall also apply to successors and assigns of Lessee. Lessee's decision not to exercise its right of first refusal shall not effect the Lessee's purchase option rights in Section 18 below, which shall survive any transfer, sale or assignment by Lessor.


18.      Purchase Option

         On or after December 31, 2004 including any extended term of this Lease, provided the Lessee is not then in default, Lessor grants to Lessee, or its successors or assigns, the right to purchase the building on the terms and for a price, payable in cash, as described below. The option purchase price for the building will be $2,950,000 ("Purchase Price"). Lessee shall exercise its option to purchase by giving written notice to the Lessor. The closing shall occur on or before the 90th day from the date of Lessor's receipt of Lessee's exercise of the purchase option. Lessor shall pay the documentary stamps on the deed and for an owner's title insurance policy insuring Lessee in the amount of the Purchase Price. Lessor shall pay all broker fees. Lessee shall pay the cost of recording the deed and all expenses incurred in connection with third party financing, if any. Lessee shall pay for all inspection costs. Each party shall pay its own attorneys fees and costs, if any. Real estate taxes shall be pro rated as of the date of closing. All other terms and conditions of Lessee's purchase of the building not in conflict with the foregoing shall be as provided in the FlaBar form "Contract for Sale and Purchase", a copy of which is attached hereto and incorporated as Exhibit "E".

         In consideration of Lessor granting the Lessee the purchase option for the building described herein, Lessee shall issue Lessor shares of its common stock equal to a value of $58,823.53. These shares should be valued as the date this Lease is executed. Lessee agrees to send a letter of instructions to its transfer agent to issue Lessor these shares as expeditiously as possible within three (3) business days of executing this Lease. The number of shares to be received is based upon the average of the closing bid price of the Lessee's common stock for the previous thirty (30) trading days prior to execution of this Lease as quoted on the OTC-BB. Such shares shall bear a restrictive legend and shall be subject to the resale provisions of Rule 144, promulgated under the Securities Act.

         The building and related real estate shall be transferred free and clear of all liens, claims, encumbrances, mortgages or other obligations other than easements, restrictions and reservations of record then in existence. Lessor shall, as an incident to the above referenced closing, transfer, assign and convey any and all warranties, mechanical or otherwise that Lessor may possess or have rights under, affecting the equipment, fixtures, HVAC, plumbing system, pertinent to the Premises and Lessor shall transfer whatever interest Lessor may have to any personal property located upon or within the Building.

         The shares of Lessee's common stock issued to Lessor upon execution of this Lease in consideration of the purchase option are non-refundable. Lessor agrees to provide Lessee a credit of $50,000 plus five percent (5%) of all cash rental payments received prior to December 31, 2004 by Lessor as a credit against the Purchase Price.

19.      Lessee Subordination

         Lessee acknowledges that this Lease shall be subordinate to all existing and future mortgages, and Lessee shall execute all documents reasonably requested by lessor or any mortgages to confirm such subordination, in a form acceptable to lessor or mortgagee, and shall deliver such documents to Lessor within thirty (30) days after receipt. Notwithstanding the foregoing, this subordination shall in no way adversely affect Lessee's leasehold interests in the Premises and Lessee shall be entitled to the full rights, use and enjoyment of the Premises during the term of this Lease regardless of any existing or future mortgages placed on the Premises. Lessee shall be entitled to file a Memorandum of Lease and an Attornment and Non-disturbance Agreement in the Public Records of Pinellas County, Florida evidencing its interests in the leasehold Premises including the right of first refusal and purchase option in Sections 17 and 18.

20.      Personal Liability

         Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its successors, assigns or any mortgagee in possession (for the purposes of this paragraph, collectively to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease and that Lessee shall look solely to the equity of Lessor in the demised premises for the satisfaction of each and every remedy of Lessor in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

21.      Estoppel Certificate

         At any time and from time to time, either party, within ten (10) days of written request therefore, shall execute, acknowledge and deliver to the other party a certificate evidencing whether or not (i) this Lease is in full force and effect; (ii) this Lease has been amended in any way; (iii) there are any existing defaults on the part of the other party hereunder, and specifying the nature of such defaults, if any; (iv) the date to which Rent and other amounts due hereunder, if any, have been paid; and (v) such other matters as may be reasonably requested. Each certificate delivered pursuant to this paragraph may be relied on by any prospective purchaser of the building or transferee of Lessor's interest hereunder or by any holder or prospective holder of any mortgage instrument or deed to secure debt now or hereafter encumbering the building.

22.      General Provisions

         22.1 Any holding over after the expiration of the term, with the express or implied consent of Lessor shall be construed to be a tenancy from month to month only, at 150% of the rental per month as paid during the last month of the term and upon all other terms and conditions as are herein set forth.

         22.2 Time is of the essence of this Lease. No course of dealings between Lessor and Lessee, nor any failure, neglect or delay by either party in exercising any rights or rights hereunder, shall operate as a waiver, forfeiture or abandonment or any other right or rights provided herein except only to the extent expressly waived in writing.

         22.3 The title or captions of the paragraphs of this Lease are for referenced purposes only and have no effect upon the construction or interpretation of any part thereof. The use herein of the singular number includes the plural, and vice versa, and the use herein of the neuter gender includes the masculine and the feminine and vice versa, whenever and wherever the context so requires.

         22.4 Lessor warrants and represents to Lessee that Lessor has lawful title to the land of which the premises is a part, the right to make this lease for the term hereof and that Lessor will put Lessee into complete and exclusive possession of the premises (except as herein otherwise provided). Lessor further covenants that if Lessee shall pay the rental and perform all the covenants and provisions of this Lease to be performed by Lessee, Lessee shall during the term freely, peaceably, and quietly occupy and enjoy the full possession of the premises (except as herein otherwise provided) and the tenements, hereditaments, and appurtenances thereto belonging and the rights and privileges herein granted without molestation or hindrance, subject nevertheless to all of the terms and conditions hereof.

         22.5 This Lease sets forth the entire understanding of the parties hereto with respect to all matters referred to herein and the provisions hereof may not be changed or modified except by an instrument in writing signed by all parties hereto. Wherever in this Lease the consent of Lessor is required, such consent shall not be unreasonably or arbitrarily withheld.

         22.6 If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or to enforce any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorney's fees as may be incurred.

         22.7 In the event that Lessee shall file a voluntary petition in bankruptcy, or it shall be the subject of an involuntary petition in bankruptcy, the same shall constitute a default under the terms of this Lease and the Lessor shall have such rights as are credited Lessor in default situations as provided for by the laws of the State of Florida.

23.      Indemnification For Environmental Damage And Hazardous Waste Disposal

         Lessor shall provide Lessee with complete chronological list of tenants (occupants) and any known environmental history of said property since its original construction. Lessor states that the demised premises are free of hazardous substances or wastes or violation of Environmental Laws as of the date of Lease execution.

         Lessee, in consideration of Lessor's agreement to execute this Lease, hereby agrees to indemnify, reimburse, defend and hold harmless the Lessor for, from and against all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, expenses, fees and disbursements asserted against, imposed on or incurred by Lessor, directly or indirectly, pursuant to or in connection with the application of any Environmental Law for acts or omissions caused by Lessee and occurring during Lessee's occupancy of the premises pursuant to this Lease. For the purpose of this indemnification, "Environmental Law" shall mean any federal, state, local or foreign statutory or common laws relating to pollution or protection of the environment, including without limitation, any common law or nuisance or trespass, and any law or regulation relating to emissions discharges, releases or threatened release of pollutants contaminants or chemicals, or industrial, toxic of hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

24.      Broker

         Lessee and Lessor represent and warrant one to the other that no real estate broker finder or other party entitled to a fee or commission was involved in this transaction other than Commercial Partners Realty, Inc. and Arvida Realty Services. The broker shall be compensated by Lessor in accordance with the terms of the listing agreement relating to the Premises.

25.      Radon Gas Disclosure.

         The following language is required by law in any contract involving the sale or lease of any building within the State of Florida:

         "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PROPERTY.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.


For Octavia S. Vollmer Family Trust as Lessor.

                                                           By:
------------------------------------------------           -----------------------------------------------------------
(Signature of Witness)                                                    Robert L. Vollmer, as Trustee
                                                                            of the Octavia S. Vollmer
                                                                           Family Trust
------------------------------------------------
(Signature of Witness)


For eAutoClaims.com, Inc.  as Lessee

                                                           By:
------------------------------------------------           -----------------------------------------------------------
(Signature of Witness)                                            Eric Seidel, in his capacity as
                                                                  President of eAutoclaims.com, Inc.
                                                                  and not in his personal capacity
------------------------------------------------           -----------------------------------------------------------
(Signature of Witness)



Exhibit A           Legal description of Real Property

Exhibit B           Rendering  of  building  identifying  the  "Premises"  and
                    "Remaining Space".

Exhibit C           Form of Lease Term Sheet for Lessee's  exercise of its right of first refusal relating to the lease of Remaining Space.

Exhibit D           Preliminary  Plans  and  Specifications  for  build  out and tenant improvements.

Exhibit E           Form of FlaBar Contract for Purchase and Sale.





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